SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : November 28, 2006

Commission File No. 000-49628

TELEPLUS WORLD, CORP.
(Exact name of registrant as specified in its charter)

Nevada	98-0045023
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

6101 Blue Lagoon Drive, Suite 450, Miami, Florida 33126
(Address of principal executive offices)

786-594-3939
(Issuer telephone number)

Teleplus Enterprises, Inc.
7575 Transcanadienne, Suite 305, St-Laurent, Quebec, Canada H4T 1V6
(Former Name and Address)

ITEM 8.01. OTHER ITEMS

On November 28, 2006, the Board of Directors of the Company (“Board”) unanimously elected Mr. Nicholas Shamy as a Director of the Board and as a member of the Board’s Compensation Committee.

The Board also elected Mr. Gordon Chow, a current Director of the Board, to the Board’s Compensation Committee, thereby replacing the Directors, Mr. Hakan Wretsell and Mr. Michael Karpheden as the members of the Compensation Committee.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Teleplus World, Corp.

December 4, 2006	By:	/s/ Marius Silvasan
Marius Silvasan
Chief Executive Officer

December 4, 2006	By:	/s/ Robert Krebs
Robert Krebs
Chief Financial Officer

December 4, 2006	By:	/s/ Tom Davis
Tom Davis
COO